                                                                     Exhibit 4.1

          TEMPORARY CERTIFICATE--EXCHANGEABLE FOR ENGRAVED CERTIFICATE
                            WHEN READY FOR DELIVERY

7.50% Series C Cumulative                              7.50% Series C Cumulative
Redeemable Preferred Shares                            Redeemable Preferred
of Beneficial Interest Par                             Shares of Beneficial
Value $0.01 Each                                       Interest Par Value $0.01
                                                       Each


                             BRANDYWINE REALTY TRUST
           A Real Estate Investment Trust Formed Under The Laws of the
                                State of Maryland
             This Certificate is Transferable in New York, New York


This certifies that

is the owner of

       FULLY PAID AND NON-ASSESSABLE 7.50% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE, OF



                             BRANDYWINE REALTY TRUST

a Maryland real estate investment trust (the "Trust"), transferable on the books of the Trust (except as noted on the reverse of this Certificate) by the holder hereof in person or by its duly authorized attorney on surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto.

Witness the facsimile seal of the Trust and the signatures of its duly authorized officers.


Dated:                                           President:

___________________________                      ___________________________

                                                 Secretary:

                                                 ___________________________


 _______________________________________________________________________________

                             BRANDYWINE REALTY TRUST
                                      SEAL
                                      1986
                                    MARYLAND

                             BRANDYWINE REALTY TRUST


          The Trust will furnish without charge to each shareholder, on request and without charge, a full statement of the information required by section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has the authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, and any amendments thereto, a copy of which will be sent without charge to each shareholder who so requests. Such request may be made to the Secretary of the Trust or to the transfer agent.

         The shares of beneficial interest represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. If the restrictions on ownership and transfer are violated, the shares of beneficial interest represented hereby automatically will become excess shares (as defined in the Declaration of Trust of the Trust) which may be purchased by the Trust at its sole discretion. The foregoing summary does not purpose to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, and any amendments thereto, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Such request may be made to the Secretary of the Trust or to the transfer agent.

         KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OR INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                        UNIF GIFT MIN ACT - ____ Custodian _____
TEN ENT - as tenants by the entireties                                   (Cust)         (Minor)
JT TEN  - as joint tenants with right of
          survivorship and not as                                       under Uniform Gifts Minors
          tenants in common                                             Act of_____________
                                                                                 (State)

         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,_____________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

___________________________________

___________________________________        ____________________________________

________________________________________________________________________________
   (Please Print or Typewrite Name and Address Including Zip Code, of Assignee


__________________________________________________________________(           )



SHARES OF BENEFICIAL INTEREST OF THE TRUST REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT


____________________________________________________________________ATTORNEY TO
TRANSFER THE SAID SHARES OF BENEFICIAL INTEREST ON THE BOOKS OF THE TRUST,
WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


Dated:                         NOTICE:  The Signature To This Assignment Must
                               Correspond With The Name As Written Upon The Face
___________________________    Of The Certificate In Every Particular, Without
                               Alteration Or Enlargement Or Any Change Whatever.


Signature
Guaranteed By:_____________    Signature(s)____________________________________